SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors. Effective as of June 26, 2007, upon recommendation of the Corporate Governance and Nominating Committee of the Board of Directors (the “Board”) of Intellect Neurosciences, Inc. (OTCBB: ILNS.OB) (the “Company”), the Company appointed William P. Keane and Elliot M. Maza as members of the Board. Also, Mr. Keane was appointed Chairman of the Audit Committee of the Board. The appointments of the new directors to the Board were taken by the affirmative unanimous vote of the directors of the Board then in office.

As compensation for his service as a non-executive director and Chairman of the Audit Committee, Mr. Keane will be paid $2,500 per month and reimbursed for his expenses for attending meetings of the Board and Committees of the Board, both in accordance with the Company's established practices. Mr. Keane will enter into the Company's standard indemnification agreement for directors and officers of the Company, which provides, among other things, that the Company will indemnify the director, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director of the Company, and otherwise to the full extent permitted under the Company's bylaws and state law.

As additional consideration for his appointment to the Board, on June 26, 2007, the Board approved the issuance to Mr. Keane of a nonstatutory stock option to purchase 100,000 shares of the Company's common stock with an exercise price of $3.10, the closing price of the common stock of the Company on the OTC Bulletin Board on June 26, 2007, which is the date on which the option was granted to Mr. Keane by the Board (the "Option"). The Option vests as follows: subject to Mr. Keane’s continued service on the Board, 1/24th of the total number of shares of common stock subject to the Option will vest each month beginning on July 26, 2007.

Mr. Keane’s background information is contained in the Company's press release dated June 29, 2007, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Mr. Maza currently is the President and Chief Financial Officer of the Company. He joined the Company in May 2006 as Executive Vice President and CFO and was promoted to President in March 2007. As an executive director, he is not entitled to any additional compensation for his service as a member of the Board. Mr. Maza will enter into the Company's standard indemnification agreement for directors and officers of the Company.

The foregoing description of the indemnification agreement and the Option contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text to the form of each such document filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Document

10.1	Form of Indemnification Agreement filed by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2007, File No. 333-128226.

10.2
Form of Notice of Stock Option Award under Intellect Neurosciences, Inc. 2006 Equity Incentive Plan filed by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on January 31, 2007, File No. 333-128226.

99.1	Press Release dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: July 2, 2007	INTELLECT NEUROSCIENCES, INC.

By: /s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO